Exhibit 5
                      OPINION AND CONSENT OF LEGAL COUNSEL

                             The Business Law Group
                                Attorneys at Law
                         255 S. Orange Ave., Suite 1201
                                Orlando, FL 32801

                                October 22, 2004

The  Board  of  Directors
Invicta  Group  Inc.

Gentlemen:

     We have acted as special securities counsel to Invicta Group Inc. (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 5,000,000 underlying shares of the Company's common stock, $0.001 par value per share (the "Shares") issuable pursuant to the Company's Amended and Restated Fiscal 2004 Equity Compensation Plan (the "Plan"), attached as exhibit to the Registration Statement for which this opinion is provided. As such, we have examined the Registration Statement and such other documents of the Company as we deemed appropriate under the circumstances.

     Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plan, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the firm, once issued pursuant to the Agreement as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter, which comes to our attention hereafter.



Very  truly  yours,

/s/  THE  BUSINESS  LAW  GROUP

Consent:

     We consent to the use of our opinion dated October 22, 2004, as an exhibit to the Registration Statement of Invicta Group Inc., and to the reference to our firm in the Registration Statement.


/s/  THE  BUSINESS  LAW  GROUP